Exhibit 99.1

Arrow Electronics Reports Second-Quarter Results

-- Sales of $5.15 Billion and Non-GAAP Earnings Per Share of $1.11 --

-- Generated More Than $575 Million in Cash from Operations over Last 12 Months --

ENGLEWOOD, Colo.--(BUSINESS WIRE)--July 30, 2012--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2012 net income of $114.4 million, or $1.02 per share on a diluted basis, compared with net income of $156.2 million, or $1.33 per share on a diluted basis in 2011. Excluding certain items in both 2012 and 2011 as described in the non-GAAP earnings reconciliation table, net income of $124.1 million, or $1.11 per share on a diluted basis, in the second quarter of 2012 compared with net income of $159.8 million, or $1.36 per share on a diluted basis, in the second quarter of 2011. Second-quarter sales of $5.15 billion declined 7 percent from sales of $5.54 billion in the prior year. Pro forma for acquisitions and excluding the impact of foreign currency, sales declined 5 percent year over year.

“In a challenging macroeconomic environment that weakened throughout the quarter, we executed well, with sales and earnings per share in line with our expectations. Although the macro environment continues to be challenging, we remain committed to selectively investing in line with our strategic priorities to drive organic growth and strengthen the business. At the same time, we are taking $20 million in additional cost and expense reduction actions as we continue to advance the efficiency of our organization,” said Michael J. Long, chairman, president, and chief executive officer.

“We remain focused on our key financial objectives and have generated more than $575 million in cash flow from operations over the last 12 months, well in excess of our target,” said Paul J. Reilly, executive vice president, finance and operations and chief financial officer. “We again delivered return on invested capital substantially ahead of our weighted average cost of capital.”

Global enterprise computing solutions (“ECS”) second-quarter sales of $1.70 billion increased 2 percent year over year. Sales were in line with our expectations driven by another quarter of strong performance in ECS Europe, with sales increasing 12 percent year over year in local currency, as our supplier matrix expansion strategy continues to pay dividends. In the Americas we performed very well, growing sales 3 percent year over year, even as market growth has slowed. On a global basis, we saw solid double-digit year-over-year growth in services, storage, and software, offset by declines in servers. During the quarter we completed the acquisition of The Altimate Group, a value-added distributor of enterprise and midrange computing products, services, and solutions. This transaction further strengthens our relationships with key hardware, software and storage suppliers in Europe, supporting the strategic initiative to extend the ECS product matrix across the region.

Global components second-quarter sales of $3.45 billion decreased 11 percent year over year. Sales in the Asia Pacific region were ahead of normal seasonality and our expectations on a sequential basis driven by strength in China and Taiwan, and declined 6 percent from the prior year. In the Americas sales were in line with normal seasonality on a sequential basis, and declined 4 percent year over year, as the business continues to perform well in a choppy market. Sales in our vertical lighting channel continue to outpace the market. European sales, while in line with normal seasonality, were down 14 percent year over year in local currency.

SIX-MONTH RESULTS

Arrow’s net income for the first six months of 2012 was $228.0 million, or $2.02 per share on a diluted basis, compared with net income of $292.5 million, or $2.49 per share on a diluted basis, in the first six months of 2011. Sales of $10.04 billion declined 7 percent year over year from sales of $10.76 billion in the year-ago period. Pro forma for acquisitions and excluding the impact of foreign currency, sales declined 6 percent year over year in the first six months of 2012.

Excluding certain items in both the first six months of 2012 and 2011 as described in the non-GAAP earnings reconciliation found below, net income would have been $243.9 million, or $2.16 per share on a diluted basis, for the first six months of 2012 compared with $305.8 million, or $2.60 per share on a diluted basis, for the first six months of 2011.

GUIDANCE

“Looking ahead, we believe that total third-quarter sales will be between $4.8 and $5.2 billion, with global components sales between $3.3 and $3.5 billion and global enterprise computing solutions sales between $1.5 and $1.7 billion. Earnings per share, on a diluted basis, excluding any charges, are expected to be in the range of $1.00 to $1.12. Our guidance assumes that the average Euro to USD exchange rate for the third quarter is 1.21 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 120,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 390 locations in 53 countries.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits and losses that the company believes impact the comparability of its results of operations. These charges, credits and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, and settlement of certain legal matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. EARNINGS RECONCILIATION (In thousands except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Operating income, as reported	$188,689	$248,330	$376,138	$467,498
Restructuring, integration, and other charges	13,347	5,221	21,590	14,828
Settlement of legal matter	-	-	-	5,875
Operating income, as adjusted	$202,036	$253,551	$397,728	$488,201

Net income attributable to shareholders, as reported	$114,383	$156,197	$228,011	$292,506
Restructuring, integration, and other charges	9,702	3,584	15,843	10,783
Settlement of legal matter	-	-	-	3,609
Gain on bargain purchase	-	-	-	(1,078)
Net income attributable to shareholders, as adjusted	$124,085	$159,781	$243,854	$305,820

Net income per basic share, as reported	1.04	$1.35	$2.05	$2.54
Restructuring, integration, and other charges	.09	.03	.14	.09
Settlement of legal matter	-	-	-	.03
Gain on bargain purchase	-	-	-	(.01)
Net income per basic share, as adjusted	$1.12	$1.38	$2.19	$2.65

Net income per diluted share, as reported	$1.02	$1.33	$2.02	$2.49
Restructuring, integration, and other charges	.09	.03	.14	.09
Settlement of legal matter	-	-	-	.03
Gain on bargain purchase	-	-	-	(.01)
Net income per diluted share, as adjusted	$1.11	$1.36	$2.16	$2.60

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Sales	$5,150,563	$5,539,931	$10,040,092	$10,762,934
Costs and expenses:
Cost of sales	4,463,419	4,769,784	8,672,369	9,270,279
Selling, general and administrative expenses	457,073	490,590	912,910	955,510
Depreciation and amortization	28,035	26,006	57,085	48,944
Restructuring, integration, and other charges	13,347	5,221	21,590	14,828
Settlement of legal matter	-	-	-	5,875
	4,961,874	5,291,601	9,663,954	10,295,436
Operating income	188,689	248,330	376,138	467,498
Equity in earnings of affiliated companies	1,428	1,408	3,612	2,621
Gain on bargain purchase	-	-	-	1,755
Interest and other financing expense, net	28,555	26,536	55,687	52,303
Income before income taxes	161,562	223,202	324,063	419,571
Provision for income taxes	47,081	66,891	95,859	126,763
Consolidated net income	114,481	156,311	228,204	292,808
Noncontrolling interests	98	114	193	302
Net income attributable to shareholders	$114,383	$156,197	$228,011	$292,506
Net income per share:
Basic	$1.04	$1.35	$2.05	$2.54
Diluted	$1.02	$1.33	$2.02	$2.49
Average number of shares outstanding:
Basic	110,433	115,434	111,218	115,323
Diluted	112,031	117,469	113,079	117,463

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	June 30,	December 31,
	2012	2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$325,832	$396,887
Accounts receivable, net	4,401,677	4,482,117
Inventories	2,074,777	1,963,910
Other current assets	223,138	181,677
Total current assets	7,025,424	7,024,591
Property, plant and equipment, at cost:
Land	23,776	23,790
Buildings and improvements	145,934	147,215
Machinery and equipment	975,385	934,558
	1,145,095	1,105,563
Less: Accumulated depreciation and amortization	(573,124)	(549,334)
Property, plant and equipment, net	571,971	556,229
Investments in affiliated companies	62,182	60,579
Intangible assets, net	406,324	392,763
Cost in excess of net assets of companies acquired	1,638,862	1,473,333
Other assets	330,139	321,584
Total assets	$10,034,902	$9,829,079
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,440,928	$3,264,088
Accrued expenses	611,878	660,996
Short-term borrowings, including current portion of long-term debt	27,412	33,843
Total current liabilities	4,080,218	3,958,927

Long-term debt	1,957,873	1,927,823
Other liabilities	273,085	267,069
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2012 and 2011
Issued – 125,424 and 125,382 shares in 2012 and 2011, respectively	125,424	125,382
Capital in excess of par value	1,068,529	1,076,275
Treasury stock (16,637 and 13,568 shares in 2012 and 2011, respectively), at cost	(555,110)	(434,959)
Retained earnings	3,000,968	2,772,957
Foreign currency translation adjustment	110,916	158,550
Other	(30,944)	(29,393)
Total shareholders' equity	3,719,783	3,668,812
Noncontrolling interests	3,943	6,448
Total equity	3,723,726	3,675,260
Total liabilities and equity	$10,034,902	$9,829,079

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Quarter Ended
	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Consolidated net income	$114,481	$156,311
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	28,035	26,006
Amortization of stock-based compensation	6,891	10,821
Equity in earnings of affiliated companies	(1,428)	(1,408)
Deferred income taxes	(2,629)	573
Restructuring, integration, and other charges	9,702	3,584
Excess tax benefits from stock-based compensation arrangements	(34)	(1,152)
Other	(1,440)	734
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(214,037)	(164,965)
Inventories	(81,464)	(151,785)
Accounts payable	244,623	163,088
Accrued expenses	(10,065)	(2,142)
Other assets and liabilities	(32,016)	(4,698)
Net cash provided by operating activities	60,619	34,967
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(26,654)	(63,324)
Acquisition of property, plant and equipment	(26,611)	(42,163)
Purchase of cost method investment	(15,000)	-
Net cash used for investing activities	(68,265)	(105,487)
Cash flows from financing activities:
Change in short-term and other borrowings	(3,503)	(2,464)
Proceeds from long-term bank borrowings, net	(291,900)	101,700
Proceeds from exercise of stock options	628	18,996
Excess tax benefits from stock-based compensation arrangements	34	1,152
Repurchases of common stock	(100,114)	(50,414)
Net cash provided by (used for) financing activities	(394,855)	68,970
Effect of exchange rate changes on cash	(11,375)	11,272
Net increase (decrease) in cash and cash equivalents	(413,876)	9,722
Cash and cash equivalents at beginning of period	739,708	521,302
Cash and cash equivalents at end of period	$325,832	$531,024

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (unaudited)

	Six Months Ended
	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Consolidated net income	$228,204	$292,808
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	57,085	48,944
Amortization of stock-based compensation	14,146	21,178
Equity in earnings of affiliated companies	(3,612)	(2,621)
Deferred income taxes	16,332	(484)
Restructuring, integration, and other charges	15,843	10,783
Settlement of legal matter	-	3,609
Excess tax benefits from stock-based compensation arrangements	(4,981)	(6,880)
Other	(2,897)	373
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	119,977	113,584
Inventories	(105,821)	(113,804)
Accounts payable	109,425	(410,915)
Accrued expenses	(74,629)	(45,251)
Other assets and liabilities	(58,118)	(56,026)
Net cash provided by (used for) operating activities	310,954	(144,702)
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(187,197)	(442,337)
Acquisition of property, plant and equipment	(48,864)	(60,340)
Purchase of cost method investment	(15,000)	-
Net cash used for investing activities	(251,061)	(502,677)
Cash flows from financing activities:
Change in short-term and other borrowings	(12,577)	(6,364)
Proceeds from long-term bank borrowings, net	37,800	292,500
Proceeds from exercise of stock options	10,766	46,146
Excess tax benefits from stock-based compensation arrangements	4,981	6,880
Repurchases of common stock	(157,798)	(96,861)
Net cash provided by (used for) financing activities	(116,828)	242,301
Effect of exchange rate changes on cash	(14,120)	9,781
Net decrease in cash and cash equivalents	(71,055)	(395,297)
Cash and cash equivalents at beginning of period	396,887	926,321
Cash and cash equivalents at end of period	$325,832	$531,024

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (unaudited)

	Quarter Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Sales:
Global components	$3,453,687	$3,875,331	$6,803,241	$7,761,931
Global ECS	1,696,876	1,664,600	3,236,851	3,001,003
Consolidated	$5,150,563	$5,539,931	$10,040,092	$10,762,934

Operating income (loss):
Global components	$170,524	$224,035	$341,232	$452,916
Global ECS	65,961	63,690	121,448	102,770
Corporate (a)	(47,796)	(39,395)	(86,542)	(88,188)
Consolidated	$188,689	$248,330	$376,138	$467,498

(a)
Includes restructuring, integration, and other charges of $13.3 million and $21.6 million for the second quarter and first six months of 2012 and $5.2 million and $14.8 million for the second quarter and first six months of 2011, respectively. Also included in the first six months of 2011 is a charge of $5.9 million related to the settlement of a legal matter.

CONTACT:
Arrow Electronics, Inc.
Contacts:
Greer Aviv, 303-824-3765
Senior Manager, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
Media Contact:
John Hourigan, 303-824-4586
Director, Corporate Communications